Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN 55479

(agent for services)

ADVANCED MICRO DEVICES, INC.

(Exact name of obligor as specified in its charter)

DELAWARE	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AMD Place MS 68 Sunnyvale, CA	94088
(Address of principal executive offices)	(Zip code)

7. 75% SENIOR NOTES DUE 2012

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C. 20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 3rd of August, 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Name:	Maddy Hall
Title:	Trust Officer

Exhibit 6

August 3, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Trust Officer

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,183
Interest-bearing balances	2,782
Securities:
Held-to-maturity securities	0
Available-for-sale securities	30,191
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	5,017
Securities purchased under agreements to resell	961
Loans and lease financing receivables:
Loans and leases held for sale	33,062
Loans and leases, net of unearned income	240,775
LESS: Allowance for loan and lease losses	2,467
Loans and leases, net of unearned income and allowance	238,308
Trading Assets	5,989
Premises and fixed assets (including capitalized leases)	3,273
Other real estate owned	122
Investments in unconsolidated subsidiaries and associated companies	299
Customers’ liability to this bank on acceptances outstanding	112
Intangible assets
Goodwill	8,558
Other intangible assets	8,485
Other assets	12,631

Total assets	$362,973

LIABILITIES
Deposits:
In domestic offices	$261,252
Noninterest-bearing	79,485
Interest-bearing	181,767
In foreign offices, Edge and Agreement subsidiaries, and IBFs	18,543
Noninterest-bearing	3
Interest-bearing	18,540
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	11,909
Securities sold under agreements to repurchase	3,155

Dollar Amounts In Millions
Trading liabilities	4,285
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	15,091
Bank’s liability on acceptances executed and outstanding	112
Subordinated notes and debentures	4,531
Other liabilities	10,005

Total liabilities	$328,883
Minority interest in consolidated subsidiaries	53
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,512
Retained earnings	8,305
Accumulated other comprehensive income	700
Other equity capital components	0

Total equity capital	34,037

Total liabilities, minority interest, and equity capital	$362,973

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
Howard Atkins	Directors
Pat Callahan

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,183
Interest-bearing balances	2,782
Securities:
Held-to-maturity securities	0
Available-for-sale securities	30,191
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	5,017
Securities purchased under agreements to resell	961
Loans and lease financing receivables:
Loans and leases held for sale	33,062
Loans and leases, net of unearned income	240,775
LESS: Allowance for loan and lease losses	2,467
Loans and leases, net of unearned income and allowance	238,308
Trading Assets	5,989
Premises and fixed assets (including capitalized leases)	3,273
Other real estate owned	122
Investments in unconsolidated subsidiaries and associated companies	299
Customers’ liability to this bank on acceptances outstanding	112
Intangible assets
Goodwill	8,558
Other intangible assets	8,485
Other assets	12,631

Total assets	$362,973

LIABILITIES
Deposits:
In domestic offices	$261,252
Noninterest-bearing	79,485
Interest-bearing	181,767
In foreign offices, Edge and Agreement subsidiaries, and IBFs	18,543
Noninterest-bearing	3
Interest-bearing	18,540
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	11,909
Securities sold under agreements to repurchase	3,155

Dollar Amounts In Millions
Trading liabilities	4,285
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	15,091
Bank’s liability on acceptances executed and outstanding	112
Subordinated notes and debentures	4,531
Other liabilities	10,005

Total liabilities	$328,883
Minority interest in consolidated subsidiaries	53
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,512
Retained earnings	8,305
Accumulated other comprehensive income	700
Other equity capital components	0

Total equity capital	34,037

Total liabilities, minority interest, and equity capital	$362,973

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
Howard Atkins	Directors
Pat Callahan